March 20, 2017

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

5299 DTC Boulevard, Suite 1200

Greenwood Village, CO 80111

RE:	Tenth Amendment to ICON Funds Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to ICON Funds, a Massachusetts business trust registered under the Investment Company Act (the “Borrower”), on behalf of its fund series from time to time listed on Appendix I attached to the Existing Loan Agreement (each such fund series, a “Fund”), a $50,000,000.00 uncommitted unsecured revolving line of credit (the “Uncommitted Line”) as described in a letter agreement dated March 29, 2010, between the Borrower and the Bank (as amended prior to the date hereof, the “Existing Loan Agreement”, and as further amended hereby, the “Loan Agreement”). The obligations of the Borrower arising under the Uncommitted Line are evidenced by a promissory note in the original principal amount of $50,000,000.00 dated March 21, 2016 (the “Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrower has requested, and the Bank has agreed, to extend the Uncommitted Line for an additional 364-day period from the date hereof and to amend the Existing Loan Agreement as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, on behalf of any Fund, and the Bank agree as follows:

I. Amendments to Existing Loan Agreement

1. Section I(1) of the Existing Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Uncommitted Line shall expire on March 19, 2018 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrower or, with respect to any Fund, terminated by the Borrower on behalf of such Fund as provided herein.”

2. Section I(5)(b) of the Loan Agreement is amended by deleting the words “100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts” in the first sentence of such Section and substituting in place thereof the words: “Channel Center—CCB0900, One Iron Street, Boston Massachusetts 02110”.

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

March 20, 2017

3. Section II(5)(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: “(ii) if to the Bank, to Carolyn Baker, Vice President or Mutual Fund Lending Department Head at (A) if via USPS: M/S CCB0900, One Iron Street, State Street Bank and Trust Company, PO Box 5501, Boston, MA 02206-5501, (B) if via overnight courier service: M/S CCB0900, State Street Bank and Trust Company, One Iron Street, Boston, MA 02210, or (C) if via facsimile: at (617) 988-6677.”

4. Each of (a) Exhibit A to the Loan Agreement and (b) the Note is hereby amended by deleting the words “100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116” in the first paragraph thereof and substituting in place thereof the words: “Channel Center—CCB0900, One Iron Street, Boston Massachusetts 02110”.

5. Section II(15) of the Existing Loan Agreement is hereby amended by amending and restating all instances of the definition of “Maximum Amount” to read as follows:

“Maximum Amount” shall mean, at any time with respect to any Fund, the lesser of (a) 25% of the Adjusted Net Assets of such Fund at such time (or, for a period of not more than five consecutive Business Days, 33 1/3% of the Adjusted Net Assets of such Fund at such time) and (b) the maximum amount which such Fund is permitted to borrow (after taking into account all then outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of such Fund, any agreement of the Borrower or such Fund with any foreign, federal, state or local securities division to which the Borrower or such Fund is subject, any other applicable agreement or document to which the Borrower or such Fund is a party or any law, rule or regulation applicable to the Borrower or such Fund.

6. Exhibit B attached to the Existing Loan Agreement is hereby deleted in its entirety and Exhibit B attached hereto is substituted therefor.

II. Administration Fee

As a condition precedent to the effectiveness of this letter agreement, the Borrower shall pay to the Bank on the date of this letter agreement a non-refundable fee equal to $30,000, which fee shall be fully earned by the Bank upon the date of this letter agreement.

III. Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

March 20, 2017

2. The Borrower, for itself and on behalf of each of its Funds, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of the Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, the Amended and Restated Note, and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within the Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, or by-laws or other organizational documents of the Borrower or Fund or any law, rule or regulation applicable to the Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on the Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of the Borrower and each such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Existing Loan Agreement to be governed by the laws of the Commonwealth of Massachusetts.

4. This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

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ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

March 20, 2017

If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Carolyn Baker
Carolyn Baker, Vice President

Acknowledged and Accepted:

ICON FUNDS, on behalf of its fund series as set forth on Appendix I attached hereto

By:

Name: Donald Salcito
Title: Secretary

Tenth Amendment Signature Page

ICON Funds

If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:
Carolyn Baker, Vice President

Acknowledged and Accepted:

ICON FUNDS, on behalf of its fund series as set forth on Appendix I attached hereto

By:	/s/ Donald Salcito

Name: Donald Salcito
Title: Secretary

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

March 20, 2017

2. The Borrower, for itself and on behalf of each of its Funds, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of the Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, the Amended and Restated Note, and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within the Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, or by-laws or other organizational documents of the Borrower or Fund or any law, rule or regulation applicable to the Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on the Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of the Borrower and each such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Existing Loan Agreement to be governed by the laws of the Commonwealth of Massachusetts.

4. This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

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APPENDIX I

Name

ICON Funds,

on behalf of each of:

ICON Bond Fund

ICON Consumer Discretionary Fund

ICON Consumer Staples Fund

ICON Emerging Markets Fund

ICON Energy Fund

ICON Equity Income Fund

ICON Financial Fund

ICON Fund

ICON Healthcare Fund

ICON Industrials Fund

ICON Information Technology Fund

ICON International Equity Fund

ICON Long/Short Fund

ICON Natural Resources Fund

ICON Opportunities Fund

ICON Risk-Managed Balanced Fund

ICON Utilities Fund

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-662-8574 or 617-662-8588; fax 617-988-6677 email ais-loanops-csu@statestreet.com

FROM:	ICON FUNDS, on behalf of [ ] (the “Fund”)
(Fund # ) (DDA # )

In connection with the letter agreement dated March 29, 2010 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $                    . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance (a minimum amount of $1,000)

         Paydown          Overnight Rollover

2.	The interest rate per annum applicable to the requested Loan (or overnight rollover of any existing Loan) as quoted by the Bank in its discretion and hereby agreed to by the Borrower on behalf of the Fund is %.

3.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

4.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

5.	The Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

6.	The following amounts and statements are true in connection with any requested Loan:

(a)	Adjusted Net Assets of the Fund:

	(i) Total Assets of the Fund	$
(ii) Total Liabilities (excluding Indebtedness
	for borrowed money) of the Fund	$
	(iii) without duplication, the value of any segregated assets or assets otherwise subject to any pledge or other encumbrance	$
	(iv) item (a)(i) less item (a)(ii) less item (a)(iii)	$

(b)	25% of item (a)(v)	$

(c)	(i) Beginning Loan Balance:	$
	(ii) Paydown Amount (if any):	$
	(iii) Requested Loan (if any)	$
	(iv) Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):	$

(d)	The aggregate outstanding principal amount of Indebtedness for borrowed money of the Fund other than the Loans as of the date hereof	$

(e)	Total Indebtedness for borrowed money ((c)(iv) plus (d)):	$

7.	The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) the maximum amount which a Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the Borrower or such Fund, any agreement of the Borrower or Fund with any foreign, federal, state or local securities division to which the Borrower or Fund is subject, any other applicable agreement or document to which the Borrower or Fund is a party or any law, rule or regulation applicable to the Borrower or Fund.

8.	The amount set forth in 5(c)(iv) above does not exceed the Uncommitted Line Amount, and the aggregate principal amount of Loans outstanding to the Borrower, on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

9.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

ICON FUNDS, on behalf of [FUND]

By:

Name:
Title
Date:

*	For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

SECRETARY’S CERTIFICATE

The undersigned certifies that he is the Secretary of ICON Funds, a business trust organized under the laws of Massachusetts (the “Borrower”), and that, as such, he is authorized to execute this Certificate on behalf of the Borrower. The undersigned further certifies to State Street Bank and Trust Company (the “Bank”) that:

(a)	Attached hereto as Exhibit A are true and complete copies of the resolutions of the Board of Trustees of the Borrower duly adopted at meetings of the Board of Trustees duly called and held on February 13, 2017, at which a quorum was present and acting throughout, authorizing the renewal of the line of credit not to exceed $50,000,000 with the Bank and the execution, delivery and performance of the agreements, documents and instruments to be delivered pursuant thereto on behalf of the Borrower; such resolutions have not been revoked, revised or amended (nor is any action pending or contemplated for their revocation, revision or amendment) and are in full force and effect.

(b)	The persons listed under paragraph (b) of the Officer’s Certificate dated as of, and delivered by the Borrower to the Bank on, December 6, 2016 remain the duly elected and qualified officers of the Borrower, authorized to execute the agreements, documents and the promissory note described above and to act on behalf of the Borrower, including with respect to requesting an advance or making a repayment on behalf of the Borrower under the above-described credit facility.

WITNESS the signature of the undersigned this 20th day of March, 2017.

ICON FUNDS, on behalf of its fund series as described in Appendix I attached hereto

By:	/s/ Donald Salcito

Name: Donald Salcito
Title: Secretary

The undersigned does certify that she is the Treasurer of the Borrower and does further certify that Donald Salcito is, and at all times since September 2005 has been, the duly elected or appointed, qualified and acting Secretary of the Borrower and that the signature set forth above is his genuine signature.

WITNESS the signature of the undersigned this 20th day of March, 2017.

By:	/s/ Carrie Schoffman
Name: Carrie Schoffman
Title: Treasurer

EXHIBIT A

REVIEW AND APPROVE THE STATE STREET

LINE OF CREDIT AGREEMENT

RENEWAL 10TH AMENDMENT

In March 2010, the Trust executed the Line of Credit Agreement (the Agreement) with State Street. The Agreement was good for 364 days and required renewal for each year following the initial year. The Board was asked to renew the agreement for the year from March 2017 to March 2018 and amend the Agreement for a Tenth Amendment:

Proposed Resolutions

WHEREAS this Board of Trustees after full discussions with Counsel, as well as Trust Officers, notes that the investment restriction on borrowing applicable to each series of ICON Funds (namely, “a Fund may not borrow money, except to the extent permitted under the 1940 Act, which currently limits borrowing to no more than 33 1/3% of the value of a Fund’s total assets”); and that borrowings are limited by the Trust’s disclosure documents (page 33 of the Statement of Additional Information states, “A Fund may borrow money from time to time due to timing differences in the settlement of money from security and shareholder transactions”); and concludes that the Line of Credit Agreement with State Street is in the best interest of the shareholders of the ICON Funds:

NOW, THEREFORE, BE IT

RESOLVED, that the Trustees approve a renewal of the $50,000,000 Line of Credit and hereby authorize Officers to negotiate and execute the Line of Credit and to do all things necessary and advisable to carry out the intent of this resolution, including the payment of up to $30,000 as a non-refundable fee to be earned by the Bank upon the execution of the Tenth Amendment; and

FURTHER RESOLVED, that the series of ICON Funds (each a “Borrower”) be and hereby are authorized to borrow from the State Street Bank and Trust Company (the “Bank”) from time to time such sums not to exceed $50,000,000 in the aggregate principal amount, upon such terms and conditions as the President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary and Chief Compliance Officer of the Borrower, acting singly, may determine to be in the best interest or desirable or necessary for the conduct of the affairs of the Borrower, and each of the foregoing officers is duly authorized to borrow amounts on behalf of the Borrower as such officer determines is necessary or appropriate; and

FURTHER RESOLVED, that the President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary and Chief Compliance Officer of the Borrower be, and each of them acting singly hereby is, authorized and directed, in the name and on behalf of the Borrower to execute and deliver the line letter agreement and or loan agreement, promissory note and all other documents and instruments requested by the Bank to evidence the $50,000,000 loan facility made available by the Bank to the Borrower and to do or cause to be done any and all things, necessary or appropriate to carry out these votes and the transactions authorized hereby; such execution and delivery or the taking of any such action by any of the foregoing officers to be conclusive evidence of his or her authority hereunder; and any and all actions heretofore taken by any such officer are hereby ratified and affirmed. The Bank is hereby authorized to rely upon the matters described in these votes until the Bank receives written direction to the contrary by the Secretary or Assistant Secretary of the Borrower.

This is a true and correct copy of the resolutions of the Board of Directors held on February 13, 2017.

Donald Salcito, Secretary of the ICON Funds

/s/ Donald Salcito
Donald Salcito

APPENDIX I

Name

ICON Funds,

on behalf of each of:

ICON Bond Fund

ICON Consumer Discretionary Fund

ICON Consumer Staples Fund

ICON Emerging Markets Fund

ICON Energy Fund

ICON Equity Income Fund

ICON Financial Fund

ICON Fund

ICON Healthcare Fund

ICON Industrials Fund

ICON Information Technology Fund

ICON International Equity Fund

ICON Long/Short Fund

ICON Natural Resources Fund

ICON Opportunities Fund

ICON Risk-Managed Balanced Fund

ICON Utilities Fund

CLOSING AGENDA

Tenth Amendment to and

Renewal of the $50,000,000

Uncommitted Unsecured Revolving Credit Facility

to

ICON Funds (a “Borrower”), on behalf of its fund series

as listed on Appendix I hereto (each such series, a “Fund”),

from

State Street Bank and Trust Company (the “Bank”)

Dated: March 20, 2017

1.	Tenth Amendment letter agreement between the Borrower and the Bank;

2.	Certificate of the Secretary of the Borrower with attached resolutions of the Board of Trustees of the Borrower authorizing the renewal of the line of credit and certifying as to no changes to Incumbency Certificate delivered on March 4, 2015; and

3.	Payment of $30,000 administrative fee.

APPENDIX I

List of Funds

Name

ICON Funds,

on behalf of each of:

ICON Bond Fund

ICON Consumer Discretionary Fund

ICON Consumer Staples Fund

ICON Emerging Markets Fund

ICON Energy Fund

ICON Equity Income Fund

ICON Financial Fund

ICON Fund

ICON Healthcare Fund

ICON Industrials Fund

ICON Information Technology Fund

ICON International Equity Fund

ICON Long/Short Fund

ICON Natural Resources Fund

ICON Opportunities Fund

ICON Risk-Managed Balanced Fund

ICON Utilities Fund